UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 18, 2008

GS FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Louisiana	000-22269	72-1341014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3798 Veterans Boulevard, Metairie, Louisiana	70002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(504) 457-6220

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 18, 2008, the Board of Directors of GS Financial Corp. (the "Company" or the "Registrant") and Guaranty Savings Bank (the "Bank") approved the amendment of the following letter agreement and amendment and restatement of the following stock benefit plan:

•	the Bank's letter agreement entered into with Stephen E. Wessel, President and Chief Executive Officer of the Bank (the "Letter Agreement"); and

•	the Company's 1997 Recognition and Retention Plan and Trust Agreement.

The above Letter Agreement and stock benefit plan were amended and restated in order to comply with final regulations issued by the Internal Revenue Service under Section 409A of the Internal Revenue Code of 1986, as amended (the "Code").  Section 409A of the Code governs the deferral of compensation where the director, officer or employee has a legally binding right to compensation that is payable in a future year.  Section 409A imposes new requirements with respect to deferral elections, payment events and payment elections.

For additional information, reference is made to the amended agreements and plans included as Exhibits 10.1 and 10.2 hereto, which are incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits

(a)        Not applicable.
(b)        Not applicable.
(c)        Not applicable.
(d)        Exhibits.

The following exhibits are include with this Report.

Exhibit Number	Description
10.1	Letter Agreement between Guaranty Savings Bank and Stephen E. Wessel, dated as of November 20, 2008

10.2	GS Financial Corp. Amended and Restated 1997 Recognition and Retention Plan and Trust Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GS FINANCIAL CORP.

/s/Stephen E. Wessel
Date: November 24, 2008	By:	Stephen E. Wessel
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Letter Agreement between Guaranty Savings Bank and Stephen E. Wessel, dated as of November 20, 2008

10.2	GS Financial Corp. Amended and Restated 1997 Recognition and Retention Plan and Trust Agreement